AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated June 1, 2010, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), Integrity Life Insurance Company, an Ohio life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and Touchstone Securities, Inc., a Nebraska Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Invesco Van Kampen V.I. Capital Growth Fund, Series II
Invesco Van Kampen V.I. Comstock Fund, Series II
Invesco Van Kampen V.I. Mid Cap Value Fund, Series II
Invesco V.I. International Growth Fund, Series II
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Separate Account I of Integrity Life Insurance Company
Separate Account II of Integrity Life Insurance Company
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
AnnuiChoice I, AnnuiChoice II
GrandMaster, GrandMaster flex3, AdvantEdge
Pinnacle Plus
Pinnacle, Pinnacle IV, Pinnacle V

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2011.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr
Name:	Melanie Ringold	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John S. Cooper
Name:	Melanie Ringold	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

INTEGRITY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Rhonda Malone	By:	/s/ Kevin L. Howard

Name:	Rhonda Malone	Name:	Kevin L. Howard

Title:	Counsel — Securities	Title:	Senior Vice President & General Counsel

TOUCHSTONE SECURITIES, INC.

Attest:	/s/ Rhonda Malone	By:	/s/ Richard K. Taulbee

Name:	Rhonda Malone	Name:	Richard K. Taulbee

Title:	Counsel — Securities	Title:	Vice President

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